Mannatech Reports First Quarter End 2023 Financial Results

(FLOWER MOUND, Texas) May 12, 2023 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its first quarter of 2023.

First Quarter End Results

First quarter net sales for 2023 were $34.1 million, an increase of $1.7 million, or 5.3%, as compared to $32.4 million in the first quarter of 2022. First quarter net sales for 2023 include the results of an annual promotion in March 2023 that occurred in April 2022. Our net sales increased 10.2% on a constant dollar basis (see Non-GAAP Measures, below) as foreign exchange decreased GAAP net sales by $1.6 million, mostly due to the decline of the Korean Won and Japanese Yen.

First quarter operating income for 2023 was $0.7 million as compared to less than $0.1 million for the first quarter of 2022.

Net income was $0.6 million, or $0.32 per diluted share, for the first quarter of 2023, as compared to net income of $0.1 million, or $0.06 per diluted share, for the first quarter of 2022.

For the three months ended March 31, 2023, overall selling and administrative expenses decreased by $0.5 million to $6.4 million, as compared to $6.9 million for the same period in 2022. The decrease in selling and administrative expenses consisted of a $0.4 million decrease in payroll costs and a $0.1 million decrease in warehouse costs.

For the three months ended March 31, 2023, other operating costs increased by $0.7 million to $5.6 million, as compared to $4.9 million for the same period in 2022. The increase in operating costs was primarily due to a $0.5 million increase in consulting fees, a $0.1 million increase in travel and entertainment and a $0.1 million increase in bad debt expense.

The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of products as of March 31, 2023 and 2022 were approximately 143,000 and 157,000, respectively. Recruitment of new independent associates and preferred customers increased by 0.03% to 18,547 in the first quarter of 2023 as compared to 18,542 in the first quarter of 2022.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of constant dollar measures. We disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Safe Harbor statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “hope,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, the impact of COVID-19 on Mannatech’s business, the availability and effectiveness of vaccines on a widespread basis, the impact of any mutations of the COVID-19 virus, the current conflict between Russia and Ukraine, which could adversely affect our business in certain regions, the impact of inflation, disruptions in the supply chain, Mannatech's inability to attract and retain associates and preferred customers, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)

ASSETS	March 31, 2023 (unaudited)	December 31, 2022
Cash and cash equivalents	$13,682	$13,777
Restricted cash	944	944
Accounts receivable, net of allowance of $1,109 and $973 in 2023 and 2022, respectively	133	218
Income tax receivable	449	423
Inventories, net	15,320	14,726
Prepaid expenses and other current assets	3,402	2,389
Deferred commissions	2,525	2,476
Total current assets	36,455	34,953
Property and equipment, net	4,654	3,759
Long-term restricted cash	465	476
Other assets	8,082	8,439
Deferred tax assets, net	1,064	1,501
Total assets	$50,720	$49,128
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of finance leases	$252	$61
Accounts payable	5,663	4,361
Accrued expenses	6,990	7,510
Commissions and incentives payable	10,248	9,256
Taxes payable	1,980	3,281
Current notes payable	616	263
Deferred revenue	5,504	5,106
Total current liabilities	31,253	29,838
Finance leases, excluding current portion	1,040	88
Other long-term liabilities	4,575	5,026
Total liabilities	36,868	34,952

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 1,873,608 shares outstanding as of March 31, 2023 and 2,742,857 shares issued and 1,858,800 shares outstanding as of December 31, 2022	—	—
Additional paid-in capital	33,277	33,377
Retained earnings	1,915	1,686
Accumulated other comprehensive (loss) income	(1,007)	(208)
Treasury stock, at average cost, 869,249 shares as of March 31, 2023 and 884,057 shares as of December 31, 2022	(20,333)	(20,679)
Total shareholders’ equity	13,852	14,176
Total liabilities and shareholders’ equity	$50,720	$49,128

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	Three Months Ended March 31,
	2023	2022
Net sales	$34,114	$32,384
Cost of sales	7,413	7,091
Gross profit	26,701	25,293
Operating expenses:
Commissions and incentives	13,558	13,108
Selling and administrative expenses	6,416	6,909
Depreciation and amortization expense	387	332
Other operating costs	5,627	4,909
Total operating expenses	25,988	25,258
Income from operations	713	35
Interest income, net	24	15
Other income, net	333	85
Income before income taxes	1,070	135
Income tax (provision)	(466)	(1)
Net income	$604	$134
Income per common share:
Basic	$0.32	$0.07
Diluted	$0.32	$0.06
Weighted-average common shares outstanding:
Basic	1,872	1,947
Diluted	1,891	2,074

Non-GAAP Financial Measures (Sales, Gross Profit and Income from Operations in Constant Dollars)

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We refer to these adjusted financial measures as constant dollar items, which are non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

The table below reconciles first quarter 2023 constant dollar net sales, gross profit and income from operations to our GAAP net sales, gross profit and income from operations.

Three-month period ended (in millions, except percentages)	March 31, 2023		March 31, 2022	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net sales	$34.1	$35.7	$32.4	$3.3	10.2%
Product	31.9	33.3	30.8	2.5	8.1%
Pack sales and associate fees	2.1	2.2	1.3	0.9	69.2%
Other	0.1	0.1	0.3	(0.2)	(66.7)%
Gross profit	26.7	27.9	25.3	2.6	10.3%
Income from operations	0.7	1.1	—	1.1	—%